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EXPRESS DIRECT WORLD FUND, INC.
Registration Number 33-63951/811-7405

EXHIBIT INDEX

Exhibit  6. Distribution Agreement
Exhibit 9a. Transfer Agency Agreement
Exhibit 15. Form of Plan and Agreement of Distribution